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                                                                      EXHIBIT 11

RUDDICK CORPORATION
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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
                                                                               FISCAL YEAR ENDED
                                                                      ------------------------------------
                                                                      SEPTEMBER 28,          SEPTEMBER 29,
                                                                           1997                   1996
                                                                       -----------            -----------
NET INCOME PER SHARE COMPUTED AS FOLLOWS:
PRIMARY:

  1.  NET INCOME                                                       $47,730,519            $42,802,071
                                                                       ===========            ===========
  2.  WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                        46,548,800             46,420,098

  3.  INCREMENTAL SHARES UNDER STOCK OPTIONS COMPUTED UNDER
        THE TREASURY STOCK METHOD USING THE AVERAGE MARKET
        PRICE OF ISSUER'S STOCK DURING THE PERIODS                         283,609                198,852
                                                                       -----------            -----------
  4.  WEIGHTED AVERAGE COMMON SHARES AND
        COMMON EQUIVALENT SHARES OUTSTANDING                            46,832,409             46,618,950
                                                                       ===========            ===========
  5.  NET INCOME PER SHARE (ITEM 1 DIVIDED BY ITEM 4)                  $      1.02            $       .92
                                                                       ===========            ===========

FULLY DILUTED:

  1.  NET INCOME                                                       $47,730,519            $42,802,071
                                                                       ===========            ===========
  2.  WEIGHTED AVERAGE COMMON SHARES  OUTSTANDING                       46,548,800             46,420,098

  3.  INCREMENTAL SHARES UNDER STOCK OPTIONS COMPUTED
        UNDER THE TREASURY STOCK METHOD USING THE HIGHER
        OF THE AVERAGE OR ENDING MARKET PRICE OF ISSUER'S
        STOCK AT THE END OF THE PERIODS                                    323,985                232,338
                                                                       -----------            -----------
  4.  WEIGHTED AVERAGE COMMON SHARES AND
        COMMON EQUIVALENT SHARES OUTSTANDING                            46,872,785             46,652,436
                                                                       ===========            ===========
  5.  NET INCOME PER SHARE (ITEM 1 DIVIDED BY ITEM 4)                  $      1.02            $       .92
                                                                       ===========            ===========
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